Luxfer Announces CFO Transition and Date of Fourth Quarter Earnings Release

MILWAUKEE, WI -- Luxfer Holdings PLC [NYSE: LXFR] (“Luxfer” or the “Company”), a global industrial company innovating niche applications in materials engineering, today announced that Heather Harding, Chief Financial Officer, has elected to retire. Luxfer is pleased to appoint Steve Webster as Chief Financial Officer, effective March 1st, 2022. To ensure an orderly transition, Ms. Harding will act as an advisor to the Company through December 31st, 2022.

Steve Webster has served as the Company’s Corporate Controller for the last six years, during which time he played an instrumental role in the Company’s business and portfolio transformation, including modernization of Luxfer’s control processes. Prior to joining Luxfer, Mr. Webster held various finance leadership roles at global businesses, serving as Head of Global Accounting at Seadrill Limited, a OSE-listed offshore drilling company, and ERP Business Integration Lead, IFRS Project Lead, and Financial Accounting Director at JT International, a global tobacco company. He has extensive experience in corporate financial management and external reporting under both U.S. GAAP and IFRS. Mr. Webster is a Chartered Accountant and holds a degree in International Management and Modern Languages from the University of Bath.

“On behalf of the Board of Directors and the entire Luxfer team, I want to thank Heather for her exceptional leadership and dedication to Luxfer,” said Alok Maskara, Chief Executive Officer. “During her four years with Luxfer, Heather was integral to the development and execution of our business strategies. She strengthened the Company’s financial position and provided the leadership needed to execute the Company’s multi-year transformation plan. I personally thank Heather for being a trusted advisor and business partner to me. I wish her a happy and well-deserved retirement.”

Mr. Maskara added, “I am also delighted to welcome Steve Webster to our Executive Leadership Team as he steps into the CFO role. Steve has contributed significantly to the strategic, business, and financial functions at Luxfer during his tenure as Corporate Controller, and I am confident that Luxfer’s record of financial excellence and disciplined balance sheet management will continue under his leadership.”

The Company also announced that it will release financial results for the fourth quarter and full year of 2021 after the market closes on Monday, February 21, 2022. Luxfer has scheduled a conference call at 8:30 a.m. U.S. Eastern Daylight Time on Tuesday, February 22, 2022, during which management will provide a review of the Company’s 2021 fourth quarter and full year financial results.

Conference Call Information

U.S. participants may access the conference call by telephoning +1-866-342-8591. Participants from other countries may call +1-203-518-9822. The participant conference ID code is LXFRQ421.

Please begin the call-in procedure at least 15 minutes before the conference call starts. The call is expected to last approximately one hour.

Please use the following link to access the webcast for the conference call:

https://event.on24.com/wcc/r/3612160/5D6B9B442F93723E07277CDDC9C1BB57

A recording of the conference call will be available for replay two hours after the completion of the call and will remain accessible through March 8th, 2022. To hear the recording, please call +1-800-759-0728 in the U.S. and +1-402-220-7229 in other countries.

Slides used in the presentation and a recording of the call will also be available under the investor relations section of the Luxfer website at www.luxfer.com.

About Luxfer Holdings PLC
Luxfer is a global industrial company innovating niche applications in materials engineering. Using its broad array of proprietary technologies, Luxfer focuses on value creation, customer satisfaction, and demanding applications where technical know-how and manufacturing expertise combine to deliver a superior product. Luxfer’s high-performance materials, components, and high-pressure gas containment devices are used in defense and emergency response, healthcare, transportation, and general industrial applications. For more information, please visit www.luxfer.com.

Luxfer is listed on the New York Stock Exchange and its ordinary shares are traded under the symbol LXFR.

Contact Information
Heather Harding
414-269-2419
Investor.relations@luxfer.com